EXHIBIT 10.28

                                [GRAPHIC OMITTED]

November 3, 2000


PERSONAL AND CONFIDENTIAL

Mr. David R. Humble
Chairman
eDiets.com
3467 W. Hillsboro Blvd, Suite 2
Deerfield Beach, FL 33442


Dear David:

We are pleased to confirm the arrangements under which Laurel Advisors LLC ("Laurel") has been engaged by eDiets.com (the "Company") to provide general financial advisory services in connection with the Company's proposed transaction (the "Transaction"), including, but not limited to the proposed equity financing (the "Financing") of up to $15 million. This agreement will confirm the engagement of Laurel by the Company on the following terms and conditions.

1. During the term of its engagement, Laurel will, at the Company's request, provide general financial advice and assistance to the Company in its evaluation of the financial aspects of the Transaction which may be under consideration from time to time, which may include advising and assisting the Company in soliciting, evaluating, structuring and negotiating any Transaction and assisting the Company in the administration of the closing of any Transaction.

2. As consideration for Laurel's services, the Company shall pay Laurel a non-refundable monthly retainer of $8,000, payable in advance the first of each month, to be credited against any future Financing Fee or Sale Transaction Fee, as defined below. All payments of the monthly retainer for calendar year 2000 will accrue and be payable in equal installments by March 1, 2001. Upon the completion of any Financing the Company agrees to pay Laurel a cash fee totaling 8.0% of the gross proceeds of the Financing, subject to a minimum of $500,000 (the "Financing Fee"). Laurel shall have the option of receiving as consideration, up to 25% of the total Financing Fee in warrants to acquire Company stock to be issued in the Financing, such that the "in-the-money" value of each warrant (defined as the difference between the strike price and the price per share of the Financing) times the number of warrants totals the value equal to the percent of the Financing Fee Laurel opts to receive as warrants. The strike price of the warrants shall equal one cent ($0.01) per share. The warrants shall include mutually acceptable provisions customary in private equity transactions and shall expire on the fifth anniversary of their issuance.

      One Maritime Plaza Suite 1750    -    San Francisco, CA 94111
                    p. 415.217.6400    -    f. 415.217.6409

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eDiets.com
November 3, 2000
Page 2

3. During the course of Laurel's service there may also be potential merger or acquisition transactions to be evaluated that involve the Company or any of its subsidiaries or business units (each of the foregoing being hereinafter referred to as a "Sale Transaction"). The Company and Laurel agree that, in the event the Company determines to proceed with a Sale Transaction of this sort during the term of this engagement, then Laurel shall serve as the Company's financial advisor in connection with the Sale Transaction. As consideration for Laurel's services, upon the completion of the Sale Transaction, the Company shall pay Laurel a fee (the "Sale Transaction Fee") of 1% of total Transaction Value (defined below) up to $30 million, plus 2.5% of total Transaction Value in excess of $30 million, subject to a minimum of $700,000.

4. For purposes of this agreement, the term "Transaction Value" means (i) the total amount of cash paid, directly or indirectly, for the assets, business or capital stock of the Company; (ii) the fair market value of any assets, securities or other property or rights transferred, directly or indirectly, in payment for the assets, business or stock of the Company (including, without limitation, payments to be made under non-competition or similar arrangements - other than payments to be made under bona fide employment or consulting arrangements- and any deferred or contingent payments, when, as and if such payments are received by the Company or its stockholders), except that debt instruments will be valued at the face amount thereof as of such date;
         (iii) the principal amount of any indebtedness for borrowed money appearing on the most recent balance sheet of the Company prior to the consummation of the Transaction assumed directly or indirectly by any acquiring entity or remaining outstanding immediately after closing; and (iv) the aggregate amount of any dividends or other distributions declared by the Company with respect to its stock after the date hereof, other than normal recurring cash dividends in amounts not materially greater than currently paid or distributions of amounts included in Transaction Value pursuant to clauses (i), (ii) or (iii). If any shareholder directly or indirectly retains an ownership interest in Company or directly or indirectly acquires an ownership interest in the corporation or other entity surviving or resulting from the Transaction, the Transaction Value shall be calculated by assuming that such shareholder had sold its entire ownership interest in the Company and received in exchange therefor an amount per share equal to that received by the Company or the other shareholders of the Company, as the case may be, in the Transaction.

5. For purposes of calculating the Sale Transaction Fee, the fair market value of securities for which there is an established trading market will be the closing sale price of the securities on the trading day preceding the date of the closing of the Sale Transaction. The fair market value of any assets, securities, property or rights (other than as provided above) will be mutually agreed by Laurel and the Company. If the parties cannot agree upon the fair market value of such assets, securities, property or rights, they will choose a qualified appraiser of national standing to conclusively determine such fair market value. The expenses of such appraiser shall be split equally between Laurel and the Company. Upon request, the Company will make available to Laurel any information available to it for purposes of calculating the amount of any component of the Transaction Value.

6. The Sale Transaction Fee will become payable by the Company upon consummation of (a) any merger, consolidation, reorganization, recapitalization or other transaction or series of related transactions pursuant to which the Company is acquired by or combined with another person or entity in which more than fifty percent (50%) of the shares of the Company after such merger or consolidation are owned by persons other than the persons who were the stockholders of the Company prior to such a merger or consolidation or (b) the acquisition, directly or indirectly, by another person or entity, in a single transaction or series of related transactions, of (i) all or a substantial portion of the assets or business of Company or (ii) securities

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eDiets.com
November 3, 2000
Page 3

         representing 50% or more of the total voting power of the Company in the election of directors (a "Transaction").

7. The Company agrees to reimburse Laurel for all reasonable out-of-pocket expenses incurred in connection with the performance of its duties under this agreement upon presentation of supporting documentation, including but not limited to, reasonable fees and expenses of legal counsel retained by it.

8. The Company agrees to the provisions with respect to Laurel's indemnity and other matters set forth in Appendix A, which is incorporated by reference into this letter.

9. This agreement may be terminated with or without cause by Laurel or the Company at any time upon receipt of written notice by the other party to that effect. Upon termination of the agreement, neither party will have any liability or continuing obligation to the other, except that:
         (i) the provisions of Appendix A to this agreement will survive any such termination; (ii) the Company will remain liable for any out-of-pocket expenses incurred up to the time of termination, and
         (iii) if a Financing or a Sale Transaction is consummated within six months of the termination of Laurel's engagement by the Company for any reason other than following a breach by Laurel of its obligations hereunder, the Company shall remain obligated to pay Laurel the Financing Fee (or the Sale Transaction Fee) in accordance with this agreement.

10. In order to coordinate our efforts to effect a transaction satisfactory to the Company, the Company agrees that it and its directors and executive officers will promptly inform Laurel of any inquiry they may receive concerning a Financing or a Sale Transaction.

11. The Company will provide Laurel with all information concerning the Company which Laurel reasonably deems appropriate in connection with its engagement and will provide Laurel with access to the Company's officers, directors and advisors. All such information will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company acknowledges that Laurel will be using and relying upon the accuracy and completeness of public available information and the information supplied by the Company and its officers in connection with its engagement without independent verification.

12. The Company acknowledges that Laurel is operating as an independent business consultant and is not a registered investment advisor nor a broker dealer.

13. The Company represents that it is a sophisticated business enterprise that has retained Laurel for the limited purposes set forth in this agreement, and the parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims any intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this agreement. This agreement is solely for the benefit of Laurel, the Company and each of their respective officers, directors, employees and agents, and any person controlling them within the meaning of the Securities Act of 1933, as amended, and the respective legal representatives, successors and assigns of Laurel and the Company, and no other person shall acquire or have any right under or by virtue of this agreement.

14. No fee payable to any other financial advisor by the Company or any other company in connection with the subject matter of this engagement shall reduce or otherwise affect any fee payable hereunder to Laurel.

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eDiets.com
November 3, 2000
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15.      Except to the extent described in the last sentence of this paragraph, any controversy or claim arising out of or relating to this engagement agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration proceedings will be conducted in California. The arbitrator shall have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not make any ruling, finding or award that does not conform to the terms and conditions of this engagement agreement. Notwithstanding the foregoing, nothing contained in this engagement agreement shall be construed to restrict in any way the right of any party hereto to seek injunctive or similar equitable relief in any court of competent jurisdiction with respect to any threatened breach of the provisions of this agreement or any of the respective parties' obligations hereunder.

16. This agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

If this letter accurately sets forth the understanding between us, please sign the enclosed copy of this letter below and return it to Laurel, at which time this letter will become a mutually binding obligation.


                                              Very truly yours,

                                              Laurel Advisors LLC


                                              By: /s/ Samantha S. Lincoln
                                                 -------------------------------
                                              Its: Managing Partner
                                                  ------------------------------


Agreed to as of the above date:

eDiets.com

By: /s/ Christine Brown
   ---------------------------------

Its: Vice President, Operations
    --------------------------------

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eDiets.com
November 3, 2000
Page 5

                                   APPENDIX A

In the event that Laurel Advisors LLC ("Laurel") becomes involved in any capacity, other than as a plaintiff, in any action, proceeding or investigation brought by or against any person, including stockholders of eDiets.com (the "Company"), in connection with any matter related to the assignment described in this letter, the Company periodically will reimburse Laurel for its legal and other expenses (including the cost of any investigation and preparation) reasonably incurred in connection therewith; provided, however, that if it is found in any such action, proceeding or investigation that any loss, claim, damage or liability of Laurel has resulted from the gross negligence, bad faith, or willful misconduct of Laurel in performing the services which are the subject of this letter, Laurel shall repay such portion of the reimbursed amounts that is attributable to expenses incurred in relation to the act or omission of Laurel which is the subject of such finding. The Company also will indemnify and hold Laurel harmless against any losses, claims, damages or liabilities to any such person in connection with any matter related to the assignment described in this letter, except to the extent that any such loss, claim, damage or liability results from the gross negligence, bad faith, or willful misconduct of Laurel in performing the services that are the subject of this letter. If for any reason the foregoing indemnification is unavailable to Laurel or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by Laurel as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company and its stockholders on the one hand and Laurel on the other hand in the matters contemplated by this letter as well as the relative fault of the Company and Laurel with respect to such loss, claim, damage or liability and any other relevant equitable considerations; provided, however, that in no event shall Laurel be required to contribute any amounts in excess of the cash fees received by it hereunder. The Company shall be liable for any settlement of any claim against Laurel made with the Company's written consent, which consent shall not unreasonably be withheld, and the Company shall not, without the prior written consent of Laurel, settle or compromise any claim or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to Laurel of an unconditional release from any and all liability in respect of such claim. Laurel shall have the right to retain counsel of its own choice to represent it in connection with any matter as to which the indemnity, expense reimbursement and contribution provisions apply. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of Laurel and the directors, agents, employees and controlling persons (if any), as the case may be, of Laurel and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Laurel, any such affiliate and any such person. The indemnity obligations of the Company hereunder shall not extend to any affiliate of Laurel or to the directors, agents, employees, or controlling persons (if any), as the case may be, of Laurel or any such affiliate to the extent that any loss, claim, damage or liability results from the gross negligence bad faith, or willful misconduct of Laurel or any such other person in performing the services which are the subject of the letter. The Company also agrees that neither Laurel nor any of such affiliates, directors, agents, employees or controlling persons shall have any liability to the Company and its stockholders for or in connection with any matter referred to in this letter except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence, bad faith, or willful misconduct of Laurel in performing the services that are the subject of this letter. The provisions of this Appendix A shall survive any termination or completion of the engagement provided by this letter agreement and this letter agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws.